Exhibit 99.3
COLEMAN CABLE, INC.
Offer for All Outstanding
9 7/8% Senior Notes Due 2012
and the Related Guarantees
Pursuant to the Prospectus dated                             , 2005
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2005 UNLESS EXTENDED (THE ‘EXPIRATION DATE‘).
                    , 2005
To Our Clients:
      Enclosed for your consideration is a Prospectus, dated                    , 2005 (the “Prospectus”), relating to the offer (the “Exchange Offer”) of Coleman Cable, Inc. (the “Company”) to exchange its 9 7/8% Senior Notes due 2012 and the related Guarantees, which have been registered under the Securities Act of 1933, as amended (individually a “New Note” and collectively, the “New Notes”), for a like principal amount at maturity of the Company’s issued and outstanding 9 7/8% Senior Notes due 2012 and the related Guarantees (individually an “Old Note” and collectively, the “Old Notes”) from the registered holders thereof, upon the terms and subject to the conditions described in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.
      This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes can be made only by the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.
      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender Old Notes on your behalf (should you so desire) in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2005 unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.
      Your attention is directed to the following:
      1. The Exchange Offer is for any and all of the Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer”.

3.	Any transfer taxes incident to the transfer of the Old Notes from the holder to the Company will be paid by the Company, except as set forth in Instruction 7 of the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2005, unless extended by the Company (the “Expiration Date”).

5.	You may withdraw tenders of Old Notes at any time prior to the Expiration Date, subject to the provisions in the Prospectus in the section captioned “The Exchange Offer — Withdrawal Rights.”
      If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

BENEFICIAL OWNER INSTRUCTIONS TO REGISTERED HOLDER
      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Coleman Cable, Inc. with respect to the Old Notes.
      This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. This also authorizes you, on behalf of the undersigned, (a) to make the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, (b) to agree as set forth in the Letter of Transmittal, and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.
      Please tender the amount of Old Notes held by you for my account as indicated below:

☐	Aggregate Principal Amount of Old Notes (in multiples of $1,000): $

☐ Please do not tender any Old Notes held by you for my account.
(Please Print or Type)
Dated: ____________________________________________________________, 2005
Signature(s):

Name(s):

Address:

Telephone:

Tax Identification Number
Or Social Security Number:

None of the Old Notes held by us for your account will be tendered unless we receive these written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction for us to tender all Old Notes held by us for your account.

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